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                                                                   Exhibit 10.20

                                    AGREEMENT

      THIS AGREEMENT made effective this 1st day of October, 1994 by and between GINTARAS SUBATIS whose principal address is 59 Dayton Street, Quincy, MA 02169 (hereinafter "Stockholder") and INTRINSIX CORPORATION, a Massachusetts corporations, with its principal address is 33 Lyman Street, Westboro, MA 01581 (hereinafter "Company") contains the agreed upon terms and conditions under which Stockholder shall sell back to the Company and the Company shall repurchase all the shares of Company stock owned and held in the name of the Stockholder as well as to define other aspects of the former and continuing relationship between the Stockholder and the Company.

                                   BACKGROUND

      The Stockholder is currently serving as the Treasurer and as a Director of the Company and is the owner of Forty One Thousand Eight Hundred and Ninety One (41,891) shares of the Company's common stock, no par value ("Shares").

      The Company desires to repurchase and the Stockholder desires to sell to the Company the Shares currently owned by the Stockholder and to effect the repurchase is willing to execute a Promissory Note and grant a security interest in certain assets as set forth herein and in the Exhibits attached hereto.

      The parties have concluded negotiations with respect to the terms of such repurchase and the terms governing the restructuring of the Stockholder's relationship with Company and wish to document such understandings.

      NOW, THEREFORE, and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties, intending to be legally bound, hereby agree as follows:

      1. Sale of Stock. The Stockholder hereby sells, transfers, and assigns all of his right, title and interest in and to all Forty One Thousand Eight Hundred and Ninety One (41,891) shares of stock in the Company currently held in the name of the Stockholder for an effective price of Twelve ($12.00) Dollars per share (of which Two ($2.00) Dollars shall be allocated to the Non-Compete provision below) and in payment therefore, the Company agrees to execute, and deliver to the Stockholder the Promissory Note attached hereto as Exhibit A. The Stockholder represents that the foregoing is all of the shares and options as to which he has any interest.

      2. Security. As security for the payment of such Promissory Note, the Company agrees to execute the UCC Financing Statement and Security Agreement attached hereto as Exhibit B.

      3. Resignation. The Stockholder will execute a resignation of his position as Treasurer of the Company, a copy of which is attached hereto as Exhibit C and the Company shall execute and file with the Secretary of State of the Commonwealth of Massachusetts a Change of Officers and Directors form attached hereto as Exhibit D.

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      4. Non-Competition. In consideration of the repurchase of the Shares, and the Stockholder's resignation as Treasurer of the Company, the Stockholder agrees that so long as the payments under the Note are made, and until the Note is either paid in full or an event of default has occurred, not to accept employment with any entity or engage in any activities, directly or indirectly, which will be competitive with the current business or with demonstrably anticipated business of the Company as of the date hereof. The foregoing will not prevent the Stockholder from taking an equity position in any company which may be involved in providing similar activities as part of a normal investment program.

      5. Indemnification. In consideration of the Stockholder's resignation as an Officer of the Company, the Company agrees to indemnify and save harmless the Stockholder from any and all claims, demands, cause of action, or proceedings, including reasonable attorney fees based on any actions or inactions while the Stockholder was listed as Treasurer of the Company.

      6. Director. So long as the Promissory Note is in effect, the Company shall retain the Stockholder as a Director of the Company.

      7. Governing Law. This Agreement shall be governed exclusively by the laws of the Commonwealth of Massachusetts.

      8. Notices. All notices, requests, demands, or directions hereunder shall be in writing and deemed effective three (3) business days after sent by registered mail, postage prepaid, or Federal Express addressed as follows:

(a)   To Stockholder:                    Gintaras Subatis
                                         59 Dayton Street
                                         Quincy, MA 02169

(b)   With copy to:                      John G. Ganick, Esq.
                                         Vacovec, Mayotte & Singer
                                         255 Washington Street, Suite 340
                                         Newton, MA 02158

(c)   To Company:                        Intrinsix Corporation
                                         ATT:  President
                                         33 Lyman Street
                                         Westboro, MA 01581

or to such other address as may be stated by one party to the other in a notice given in the same manner herein provided.

      9. Waiver. No failure by either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.


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      10. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

      11. Successors. This Agreement shall be binding on and shall inure to the benefit of the parties hereto as well as their respective heirs, executors, successors and assigns.

      12. Assignment. Neither party shall have the right to assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the other party.

      13. Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all previous agreements be and between the parties as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to the subject matter. Any modifications or additions to this Agreement must be in writing and signed by both parties.

      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

STOCKHOLDER


BY: /s/ Gintaras R. Subatis
    --------------------------------

DATE: 11/22/94
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COMPANY


BY: /s/ Jim Gobes
    --------------------------------

DATE: 11/22/94
      ---------


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